Exhibit 99.1

China Valves Technology, Inc. Schedules Conference Call to Discuss First Quarter 2011 Results

ZHENGZHOU, China, May 4, 2011 /PRNewswire-Asia-FirstCall/ -- China Valves Technology, Inc. (NASDAQ: CVVT) ("China Valves" or the "Company"), a leading Chinese metal valve manufacturer, today announced that the Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday May 10, 2011 to discuss its financial results for the first quarter fiscal year 2011.

The call will be hosted by Mr. Jianbao Wang, Chief Executive Officer and Dr. Gang Wei, Chief Financial Officer.

To participate in this live conference call, please dial (877) 275 - 8968 five to ten minutes prior to the scheduled conference call time. International callers should call +1 (706)643-1666. The Conference Pass Code is 64825743.

If you are unable to participate in the call at this time, a replay will be available for fourteen days starting on Tuesday May 10, 2011 at 11:00 a.m. Eastern Time. To access the replay, call (800) 642-1687. International callers should call +1 (706) 645-9291. The Conference Pass Code is 64825743.

About China Valves Technology, Inc.

China Valves Technology, Inc. through its subsidiaries, Zhengzhou City ZD Valve Co., Ltd., Henan Kaifeng High Pressure Valve Co., Ltd., Tai Zhou Taide Valve Co., Ltd., Yangzhou Rock Valve Lock Technology Co., Ltd., China Valve Technology (Changsha) Valve Co., Ltd. and Shanghai Pudong Hanwei Valve Co., Ltd., is engaged in the development, manufacturing and sale of high-quality metal valves for the electricity, petroleum, chemical, water, gas and metallurgy industries. The Company has one of the best known brand names in China's valve industry, and its history can be traced back to 1959 when it was formed as a state-owned enterprise. The Company develops valve products through extensive research and development and owns a number of patents. It enjoys significant domestic market share and exports to Asia and Europe. For more information, visit http://www.cvalve.com

China Valves Technology, Inc.

Gang Wei, CFO
Tel: +86-371-8600-9777
E-mail: ir@cvalve.com
http://www.cvalve.com

CCG Investor Relations
Linda Salo, Account Manager
Tel: +1 646-922-0894
E-mail: linda.salo@ccgir.com

Crocker Coulson, President
Tel: +1 646-213-1915
E-mail: crocker.coulson@ccgir.com
http://www.ccgirasia.com